Filed Pursuant to Rule 424(b)(3)

Registration No. 333-262589

STARWOOD REAL ESTATE INCOME TRUST, INC.

SUPPLEMENT NO. 8 DATED SEPTEMBER 16, 2025

TO THE PROSPECTUS DATED APRIL 9, 2025

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Starwood Real Estate Income Trust, Inc., dated April 9, 2025 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. References herein to the “Company,” “we,” “us,” or “our” refer to Starwood Real Estate Income Trust, Inc. and its subsidiaries unless the context specifically requires otherwise.

The purposes of this Supplement are as follows:

•
to disclose the transaction price for each class of our common stock as of October 1, 2025;
•
to disclose the calculation of our August 31, 2025 NAV per share for each class of our common stock;
•
to provide an update on our share repurchase requests;
•
to provide an update on the status of our current public offering (the “Offering”); and
•
to disclose certain updates to our Prospectus.

October 1, 2025 Transaction Price

The transaction price for each share class of our common stock for subscriptions accepted as of October 1, 2025 (and repurchases as of September 30, 2025) is as follows:

Transaction Price (per share)
Class S	$20.76
Class T	$20.78
Class D	$20.34
Class I	$20.59

The October 1, 2025 transaction price for each of our share classes is equal to such class’s NAV per share as of August 31, 2025. A detailed presentation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

August 31, 2025 NAV Per Share

NAV per share is calculated in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.starwoodNAV.reit. Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the Prospectus for information on how our NAV is determined. The Advisor is ultimately responsible for determining our NAV. We have included a breakdown of the components of total NAV and NAV per share as of August 31, 2025 along with the immediately preceding month.

SREIT-SUP8-0925

Our total NAV presented in the following tables includes the NAV of our Class S, Class T, Class D, and Class I common shares, as well as partnership interests of the Operating Partnership held by parties other than the Company. The following table provides a breakdown of the major components of our NAV as of August 31, 2025 ($ and shares/units in thousands):

Components of NAV	August 31, 2025
Investments in real estate	$20,950,656
Investment in real estate debt	901,137
Cash and cash equivalents	196,763
Restricted cash	230,891
Other assets	245,853
Debt obligations	(11,694,409)
Secured financings on investments in real estate debt	(540,748)
Subscriptions received in advance	(150)
Other liabilities	(1,552,182)
Performance participation accrual	—
Management fee payable	(7,222)
Accrued stockholder servicing fees (1)	(2,884)
Non-controlling interests in consolidated entities	(113,077)
Net asset value	$8,614,628
Number of outstanding shares/units	417,175

(1)
Stockholder servicing fees only apply to Class S, Class T and Class D shares. For purposes of NAV we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis. Under accounting principles generally accepted in the United States of America (“GAAP”), we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class S, Class T and Class D shares. As of August 31, 2025, we have accrued under GAAP $237.2 million of stockholder servicing fees payable to the Dealer Manager related to the Class S, Class T and Class D shares sold.

The following table provides a breakdown of our total NAV and NAV per share, by share class, as of August 31, 2025 ($ and shares/units in thousands, except per share/unit data):

NAV Per Share	Class S Shares	Class T Shares	Class D Shares	Class I Shares	Third-party Operating Partnership Units (1)	Total
Net asset value	$3,698,981	$102,659	$511,231	$3,889,452	$412,305	$8,614,628
Number of outstanding shares/units	178,150	4,941	25,132	188,925	20,027	417,175
NAV Per Share/Unit as of August 31, 2025	$20.76	$20.78	$20.34	$20.59	$20.59

(1)
Includes the Operating Partnership units held by the Special Limited Partner and other third parties.

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the August 31, 2025 valuations, based on property types. Once we own more than one single-family, one self-storage and one extended stay investment, we will include the key assumptions for the property types.

Property Type	Discount Rate	Exit Capitalization Rate
Multifamily	7.0%	5.5%
Industrial	7.3%	5.8%
Office	8.0%	6.8%
Other	8.5%	7.1%

These assumptions are determined by the Advisor and reviewed by our independent valuation advisor. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Multifamily Investment Values	Industrial Investment Values	Office Investment Values	Other Investment Values
Discount Rate	0.25% decrease	+1.9%	+1.9%	+1.9%	+1.9%
(weighted average)	0.25% increase	(1.9)%	(1.9)%	(1.8)%	(1.9)%
Exit Capitalization Rate	0.25% decrease	+3.0%	+2.8%	+2.4%	+2.2%
(weighted average)	0.25% increase	(2.7)%	(2.6)%	(2.2)%	(2.0)%

The following table provides a breakdown of the major components of our NAV as of July 31, 2025 ($ and shares/units in thousands):

Components of NAV	July 31, 2025
Investments in real estate	$20,926,011
Investment in real estate debt	886,472
Cash and cash equivalents	216,570
Restricted cash	220,310
Other assets	286,664
Debt obligations	(11,656,137)
Secured financings on investments in real estate debt	(531,949)
Subscriptions received in advance	(188)
Other liabilities	(1,493,984)
Performance participation accrual	—
Management fee payable	(7,319)
Accrued stockholder servicing fees (1)	(2,911)
Non-controlling interests in consolidated entities	(112,671)
Net asset value	$8,730,868
Number of outstanding shares/units	418,168

(1)
Stockholder servicing fees only apply to Class S, Class T and Class D shares. For purposes of NAV we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis. Under accounting principles generally accepted in the United States of America (“GAAP”), we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class S, Class T and Class D shares. As of July 31, 2025, we have accrued under GAAP $240.7 million of stockholder servicing fees payable to the Dealer Manager related to the Class S, Class T and Class D shares sold.

The following table provides a breakdown of our total NAV and NAV per share, by share class, as of July 31, 2025 ($ and shares/units in thousands, except per share/unit data):

NAV Per Share	Class S Shares	Class T Shares	Class D Shares	Class I Shares	Third-party Operating Partnership Units (1)	Total
Net asset value	$3,756,721	$104,437	$518,315	$3,934,518	$416,877	$8,730,868
Number of outstanding shares/units	178,952	4,972	25,199	189,018	20,027	418,168
NAV Per Share/Unit as of July 31, 2025	$20.99	$21.01	$20.57	$20.82	$20.82

(1)
Includes the Operating Partnership units held by the Special Limited Partner and other third parties.

Share Repurchase Request Update

On June 6, 2025, our board of directors amended our share repurchase plan. The amendments include, among other things, that beginning with repurchases during the month of June 2025, we limit share repurchases to 0.5% of NAV per month (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month), which is an increase from the prior limit of 0.33% of NAV per month. In addition, beginning July 1, 2025, the share repurchase plan has been amended such that we limit share repurchases to 1.5% of NAV per quarter (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding quarter), an increase from the prior limit of 1.0% of NAV per quarter.

In July 2025, we received repurchase requests in excess of the 0.5% monthly limit. As per the terms of our share repurchase plan, we honored all repurchase requests for July 2025 on a pro rata basis up to the 0.5% monthly limitation. As such, approximately 4% of each stockholder’s July repurchase request was satisfied.

In August 2025, we received repurchase requests in excess of the 0.5% monthly limit. As per the terms of our share repurchase plan, we honored all repurchase requests for August 2025 on a pro rata basis up to the 0.5% monthly limitation. As such, approximately 4% of each stockholder’s August repurchase request was satisfied.

Status of our Current Public Offering

This Offering was declared effective by the SEC on August 10, 2022 and we are currently offering on a continuous basis up to $18.0 billion in shares of common stock, consisting of up to $16.0 billion in shares in our primary offering and up to $2.0 billion in shares pursuant to our distribution reinvestment plan. As of the date hereof, we had issued and sold (i) 50,509,274 shares of our common stock (consisting of 17,553,605 Class S shares, 259,967 Class T shares, 2,436,743 Class D shares and 30,258,959 Class I shares) in the primary offering for total proceeds of approximately $1.3 billion and (ii) 23,703,547 shares of our common stock (consisting of 11,297,628 Class S shares, 432,726 Class T shares, 1,310,195 Class D shares and 10,662,998 Class I shares) pursuant to our distribution reinvestment plan for a total value of approximately $0.6 billion. As of August 31, 2025, our aggregate NAV was approximately $8.6 billion. We intend to continue selling shares in the Offering on a monthly basis.

Prospectus Updates

The Massachusetts suitability standard set forth in the “Suitability Standards” section of the Prospectus is hereby deleted and replaced with the following:

Massachusetts Investors: Massachusetts investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities. In addition, a Massachusetts investor’s investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

The following supersedes and replaces the sub-section of the Prospectus titled “Share Repurchases—Repurchase Priority” and all similar disclosures in the Prospectus related to our share repurchase plan’s repurchase priority.

Repurchase Priority

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month (including where repurchase requests exceed the monthly or quarterly limits), shares submitted for repurchase during such month will be repurchased subject to the following repurchase priority. First, repurchase requests made upon the death or qualifying disability of a stockholder who is a natural person will be repurchased in full to the extent there are available funds up to a limit of $5 million per month, subject to the terms and conditions regarding the death or qualifying disability for waivers of the Early Repurchase Deduction set forth below. To the extent such repurchase requests exceed the $5 million per month limit, such requests will be satisfied in the order of the date of death or qualifying disability, beginning with the earliest of such date, and any unfulfilled requests will be repurchased on a pro rata basis with all other repurchase requests for such month. Second, repurchase requests that would result in an account, including accounts in certain feeder funds created to hold our shares, having a balance below $2,500 will be repurchased in full to the extent there are available funds. Thereafter, any remaining funds will be used to repurchase all other shares submitted for repurchase during such month on a pro rata basis.

The Form of Subscription Agreement set forth in Appendix B of the Prospectus is hereby deleted and replaced with the Form of Subscription Agreement attached to this Supplement as Appendix A.

APPENDIX A

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC.

1. SUBSCRIPTION AMOUNT & SHARE CLASS ELECTION

Investment Amount $ ____________________ (USD) ☐ Initial Purchase ☐ Subsequent Purchase

Current Share Class Information *check one box below* ***(required)***

☐ **Share Class T** (Minimum investment amount $5,000)

☐ **Share Class S** (Minimum investment amount $5,000)

☐ **Share Class D** (Minimum investment $5,000; available for wrap accounts and other eligible investors as disclosed in the prospectus)

☐ **Share Class I** (Minimum investment $1,000,000; available for certain fee-based wrap accounts and other eligible investors, per the prospectus)

2. FORM OF OWNERSHIP

NON-QUALIFIED ACCOUNT SINGLE OWNER

☐ Individual

☐ Individual with **Transfer on Death**[1]

MULTIPLE OWNERS

☐ Joint Tenants with Right of Survivorship

☐ Joint Tenants with **Transfer on Death**[1]

☐ Community Property

☐ Tenants in Common

TRUST

☐ Taxable Trust

MINOR ACCOUNT

☐ UTMA or UGMA

State of ____________________

Date of Birth ____________________

QUALIFIED PLAN ACCOUNT[2]

☐ Traditional IRA

☐ ROTH IRA

☐ SEP/IRA

☐ Rollover IRA

OTHER ACCOUNT

☐ C Corporation

☐ Pension Plan

☐ S Corporation

☐ Profit Sharing Plan

☐ Non-Profit Organization

☐ LLC

☐ Partnership

☐ Other ____________________

1 Requires Transfer on Death Form, which can be found on www.starwoodnav.reit

2 Requires a Custodian

3. INVESTOR INFORMATION

A. INVESTOR NAME[1] *(Investor/Trustee/Executor/Authorized Signatory Information)*

First Name ____________________ (MI) ____________________ Last Name ____________________

Social Security Number/Tax ID ____________________ Date of Birth (MM/DD/YYYY) ____________________ Daytime Phone Number ____________________

Residential Street Address ____________________ City ____________________ State ____________________ Zip Code ____________________

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach current and complete Form W-8BEN)*

Country of Citizenship ____________________

1 If you are affiliated with Starwood Capital Group, please select one: ☐ Employee ☐ Officer or Director ☐ Affiliate

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC. | PAGE 1 OF 9

STARWOOD REAL ESTATE INCOME TRUST

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC.

B. CO-INVESTOR NAME *(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)*

First Name ______ (MI) ______ Last Name ______

Social Security Number/Tax ID ______ Date of Birth (MM/DD/YYYY) ______ Daytime Phone Number ______

Residential Street Address ______ City ______ State ______ Zip Code ______

If Non-U.S. Citizen, select one below and Specify Country of Citizenship ***(required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach current and complete Form W-8BEN)* ______
Country of Citizenship

C. TRUST/CORP/PARTNERSHIP/OTHER *(if applicable)*: ______

SSN/Tax ID ______ Date of Formation ______ (MM/DD/YYYY)

Mailing Address ______ (City/State) ______ (ZIP) ______
(You must include a permanent U.S. street address even if your mailing address is a P.O. Box)

U.S. Street Address ______ (City/State) ______ (ZIP) ______
(Leave blank if your U.S. street address and mailing address are the same)

Trustee(s)/authorized person(s) ______

Trustee(s)/authorized person(s) SSN ______ Date of Birth ______ (MM/DD/YYYY)

Trustee(s)/authorized person(s) U.S. Street Address ______ (Street) ______ (City/State) ______ (ZIP)

Phone # ______

Backup withholding exempt payee code (if any)[1] ______

Exemption from FATCA reporting code (if any)[2] ______

D. CUSTODIAL ARRANGEMENT *(if applicable)*:

Name of Custodian ______ Custodian Phone # ______

Mailing Address ______ (Street) ______ (City/State) ______ (ZIP)

Custodian Tax ID # ______
(to be completed by custodian above)

Custodian Account # ______
(to be completed by custodian above)

Custodian Authorization: ______
(to be completed by custodian above)

E. ALTERNATIVE MAILING ADDRESS *(Complete only if you wish to have mail sent to a different address, other than what you provided above)*

Mailing Address ______ City ______ State ______ Zip Code ______

1 See *Exempt payee code* in the Instructions for IRS Form W-9.

2 See *Exemption from FATCA reporting code* in the Instructions for IRS Form W-9.

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC. | PAGE 2 OF 9

SUBSCRIPTION AGREEMENT FOR SHARES
OF STARWOOD REAL ESTATE INCOME TRUST, INC.

4. DISTRIBUTION ELECTION

You are **automatically** enrolled in our Distribution Reinvestment Plan, **unless** you are a resident of **ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NORTH CAROLINA, NEW JERSEY, OHIO, OREGON, VERMONT OR WASHINGTON**.

If you are a resident of **ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NORTH CAROLINA, NEW JERSEY, OHIO, OREGON, VERMONT OR WASHINGTON**, you **are not** automatically enrolled in the Distribution Reinvestment Plan and will receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

Step 1: Cash Distribution Election

A) If you are a resident of **ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NORTH CAROLINA, NEW JERSEY, OHIO, OREGON, VERMONT OR WASHINGTON**, you **are not** automatically enrolled in the Distribution Reinvestment Plan. You will receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan. If you want to receive cash distributions:

- **a.** Non-Custodial Investors: complete Section 4. A)
- **b.** Custodial Investors: complete Section 4. B)

B) If you are not a resident of the states listed above, you are **automatically** enrolled in the Distribution Reinvestment Plan. If you want to elect to receive cash distributions:

- **a.** Non-Custodial Investors: complete Section 4. A)
- **b.** Custodial Investors: complete Section 4. B)

Step 2: Distribution Reinvestment Election

A) If you are a resident of **ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NORTH CAROLINA, NEW JERSEY, OHIO, OREGON, VERMONT OR WASHINGTON**, initial here ____________________ to enroll in the Distribution Reinvestment Plan and continue to Section 5.

B) If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. If you want to remain enrolled in the Distribution Reinvestment Plan, continue to Section 5.

4. A) Cash Distribution Election for Non-Custodial Investors:

Check one of the following three options below only if you want to receive cash distributions.

☐ **Option 1. - Send my cash distributions electronically via direct deposit**

Step 1: Attach a pre-printed voided check

Step 2: Fill in the following information:

Check one: ☐ Checking Account ☐ Savings Account

Financial Institution Name	Mailing Address	City	State	Zip

Account Number	ABA Routing Number

Account Name

I authorize Starwood Real Estate Income Trust, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Starwood Real Estate Income Trust, Inc. in writing to cancel it.

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC. | PAGE 3 OF 9

SUBSCRIPTION AGREEMENT FOR SHARES
OF STARWOOD REAL ESTATE INCOME TRUST, INC.

In the event that Starwood Real Estate Income Trust, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

☐ **Option 2. - Send my cash distributions via check to my mailing address**

☐ **Option 3. - Send my cash distributions via check to a third party financial institution**

Financial Institution Name	Mailing Address	City	State	Zip

Account Name	Account Number

4. B) Cash Distribution Election for Custodial Investors:

☐ **Send my cash distributions to my Custodian of record**
(This is the only option available for Custodial Investors who are not participating in the Distribution Reinvestment Plan)

5. ELECTRONIC DELIVERY ELECTION *(optional)*

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Starwood Real Estate Income Trust, Inc. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

I consent to electronic delivery *(initial here)*: ____________________

Email Address (please print): ______________________________

6. SUBSCRIBER ACKNOWLEDGMENTS

Starwood Real Estate Income Trust, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Starwood Real Estate Income Trust, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Starwood Real Estate Income Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC. | PAGE 4 OF 9

STARWOOD REAL ESTATE INCOME TRUST

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC.

Please Note: ALL 7 Items in This Section Must be Read and Initialed	Primary Investor Initials	Co-Investor Initials
I have received a copy of the Final Prospectus.		
I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.		
In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."		
I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.		
I am purchasing the Shares for my own account		
I understand that the transaction price per share at which my investment will be executed will be made available at www.starwoodnav.reit and in a prospectus supplement filed with the SEC, available at www.sec.gov.		
I acknowledge that, based on my state of residence, I will be automatically enrolled in the distribution reinvestment plan unless I am a resident of **Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, North Carolina, New Jersey, Ohio, Oregon, Vermont or Washington,** or I elect to receive cash distributions in Section 4 of this Subscription Agreement.		

Please Note: Only initial applicable items in this section	Primary Investor Initials	Co-Investor Initials
If I am an Alabama resident, my investment in Starwood Real Estate Income Trust, Inc. and its affiliates may not exceed 10% of my liquid net worth.		
If I am a California resident who is not an "accredited investor" as defined in Regulation D under the Securities Act, I may not invest more than 10% of my net worth in this offering.		
If I am an Idaho resident, I have either (a) a net worth of $85,000 and annual gross income of $85,000 or (b) a net worth of $300,000.		
If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, my investment in Starwood Real Estate Income Trust, Inc.'s common stock and in the common stock of other public, non-listed REITs may not exceed 10% of my net worth.		
If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that I limit my aggregate investment in Starwood Real Estate Income Trust, Inc. common stock and the common stock of other similar investments to not more than 10% of my liquid net worth. Liquid net worth shall be defined as that portion of my total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with GAAP.		
If I am a Kentucky resident, my investment in Starwood Real Estate Income Trust, Inc. or in other public, non-listed REITs affiliated with Starwood Real Estate Income Trust, Inc. may not exceed 10% of my liquid net worth.		
If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in this offering and similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC. | PAGE 5 OF 9

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC.

Please Note: Only initial applicable items in this section	Primary Investor Initials	Co-Investor Initials
If I am a Massachusetts resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities. In addition, my investment in Starwood Real Estate Income Trust, Inc., its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth.		
If I am a Missouri resident, my investment in this offering of Starwood Real Estate Income Trust, Inc. may not exceed 10% of my liquid net worth.		
If I am a Nebraska resident who is not an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, I will limit my aggregate investment in this offering of Starwood Real Estate Income Trust, Inc. and in the common stock of other public, non-listed REITs to 10% of my net worth.		
If I am a New Jersey resident, I have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in Starwood Real Estate Income Trust, Inc., its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth.		
If I am a New Mexico resident, my investment in shares of Starwood Real Estate Income Trust, Inc., shares of its affiliates and other public, non-listed REITs may not exceed 10% of my liquid net worth. Investors who are accredited investors, as defined by Rule 501(a) of Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.		
If I am a North Dakota resident, I have a net worth of at least ten times my investment in Starwood Real Estate Income Trust, Inc.'s common stock.		
If I am an Ohio resident, I may not invest more than ten percent (10%) of my liquid net worth in Starwood Real Estate Income Trust, Inc.'s common stock and other non-traded real estate investment programs. For purposes of Ohio's suitability standard, "liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.		
If I am an Oregon resident, my investment in Starwood Real Estate Income Trust, Inc. may not exceed 10% of my net worth.		
If I am a Pennsylvania resident, my investment in Starwood Real Estate Income Trust, Inc.'s common stock may not exceed 10% of my net worth.		
If I am a Puerto Rico resident, my investment in Starwood Real Estate Income Trust, Inc., its affiliates and other public, non-listed REITs may not exceed 10% of my liquid net worth. For purposes of Puerto Rico's suitability standard, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.		
If I am a Tennessee resident who is not an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, my investment in Starwood Real Estate Income Trust, Inc.'s common stock may not exceed 10% of my net worth.		
If I am a Vermont resident who is not an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, my investment in this offering of Starwood Real Estate Income Trust, Inc. may not exceed 10% of my liquid net worth. For purposes of Vermont's suitability standard, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.		

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC. | PAGE 6 OF 9

SUBSCRIPTION AGREEMENT FOR SHARES
OF STARWOOD REAL ESTATE INCOME TRUST, INC.

I understand that my subscription request will not be accepted before the later of (i) two business days before the first business day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Starwood Real Estate Income Trusts Inc.'s toll-free, automated telephone line, 877-648-3235.

If you do not have another broker-dealer or other financial intermediary introducing you to Starwood Real Estate Income Trust, Inc., then Starwood Capital, L.L.C. may be deemed to be acting as your broker of record in connection with any investment in Starwood Real Estate Income Trust, Inc. For important information in this respect, see Section 8. **I declare that the information supplied above is true and correct and may be relied upon by Starwood Real Estate Income Trust, Inc. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 8 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting Starwood Real Estate Income Trust, Inc.**

7. IMPORTANT INFORMATION RIGHTS, CERTIFICATIONS AND AUTHORIZATIONS

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors)

Under penalties of perjury, I certify that:

(1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X		
	Signature of Investor	*Date*		*Signature of Co-Investor or Custodian (If applicable)*	*Date*

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC. | PAGE 7 OF 9

SUBSCRIPTION AGREEMENT FOR SHARES
OF STARWOOD REAL ESTATE INCOME TRUST, INC.

8. BROKER-DEALER, FINANCIAL ADVISOR INFORMATION

(Required Information. All fields must be completed)

Broker-Dealer	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code
Financial Advisor BD Number	Branch Number	Telephone Number

E-mail Address	Fax Number

Please note that unless previously agreed to in writing by Starwood Real Estate Income Trust, Inc., all sales of securities must be made through a Broker- Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and (vii) understand that the sale of shares in accordance with the prospectus is subject to any applicable enhanced standard of conduct, including, but not limited to, the "best interest" standard applicable under Rule 15l-1 under the Securities Exchange Act of 1934. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti- Money Laundering Program and Customer Identification Program.

If you do not have another broker-dealer or other financial intermediary introducing you to Starwood Real Estate Income Trust, Inc., then Starwood Capital, L.L.C. may be deemed to act as your broker of record in connection with any investment in Starwood Real Estate Income Trust, Inc. Starwood Capital, L.L.C. is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If Starwood Capital, L.L.C. is your broker of record, then your Shares will be held in your name on the books of Starwood Real Estate Income Trust, Inc. Starwood Capital, L.L.C. will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the Shares, contact your broker or other financial intermediary.

X			X		
	Financial Advisor Signature	*Date*		*Branch Manager Signature (If required by Broker-Dealer)*	*Date*

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC. | PAGE 8 OF 9

STARWOOD REAL ESTATE INCOME TRUST

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC.

9. DELIVERY INSTRUCTIONS

***Cash, money order, counter checks, third party checks and travelers checks will NOT be accepted.**

If a check received from an investor is returned for insufficient funds or otherwise not honored, Starwood Real Estate Income Trust, Inc., or its agent, may return the check with no attempt to redeposit. In such event, any issuance of the shares or declaration of distributions on shares may be rescinded by Starwood Real Estate Income Trust, Inc. Starwood Real Estate Income Trust, Inc. may reject any subscription, in whole or in part, in its sole discretion.

To ensure the fastest possible processing of this Subscription Agreement, all relevant information must be completed.

Each subscription will be accepted or rejected as soon as reasonably possible. However, the Company has up to 30 days to accept or reject each subscription from the date the subscription is received by the Company's Processing Agent. Investors will receive a confirmation of their purchase.

Custodial accounts, forward subscription agreement to the custodian.

If you have any questions, please contact Starwood Real Estate Income Trust, Inc. Investor Relations: 877-648-3235
To submit this form or any other form by fax, please use the following toll free fax line: 833-718-9741

By Mail - Make checks payable to "Starwood Real Estate Income Trust, Inc." or to the custodian of record for qualified plan or brokerage account investments.

By Wire Transfer	By Standard Mail	Overnight Mail
Starwood Real Estate Income Trust, Inc. ABA Routing # 101000695 Starwood Account # 9872292278 Include in memo field: FBO (Investor's Name)	Starwood c/o DST Systems, Inc. as Processing Agent PO BOX 219426 Kansas City, MO 64121-9426	Starwood c/o DST Systems, Inc. as Processing Agent 430 W 7th Street, STE 219426 Kansas City, MO 64105-1407

10. ADDITIONAL DISCLOSURES

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Starwood Real Estate Income Trust, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 6 above, they are asked to promptly notify Starwood Real Estate Income Trust, Inc. and the Broker-Dealer in writing. This request in no way shifts to the investor the responsibility of any person selling shares on behalf of the Company to the investor to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for that particular investor.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first business day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Starwood Real Estate Income Trust, Inc.

SUBSCRIPTION AGREEMENT FOR SHARES OF STARWOOD REAL ESTATE INCOME TRUST, INC. | PAGE 9 OF 9